UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/22/2008

JMP Group Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33448

Delaware	20-1450327
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

415-835-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2008, the Compensation Committee of the Board of Directors (the "Committee") of JMP Group Inc. (the "Company") approved amendments to certain restricted stock units ("RSUs") that were granted in 2007 and 2008 to employees of the Company, including each of the Company's named executive officers, under the Company's 2007 Equity Incentive Plan (the "Plan").
In particular the Committee approved the immediate acceleration of the vesting of 990,862 RSUs as of December 22, 2008 (the "Effective Date"). These vested RSUs remain subject to the terms and conditions of the applicable restricted stock unit agreement (a form of which is filed as an exhibit to the Company's Form 10-Q for the quarterly period ended March 31, 2008), which include lockup provisions and potential forfeiture if the holder breaches certain covenants, including non-competition covenants.
Because the Company's named executive officers were issued RSUs under the Plan as compensation in January 2008, the acceleration in vesting resulted in material modifications to the compensation arrangements in the following amounts payable to the named executive officers as follows:
(i) of the 146,250 RSUs previously granted to Joseph A. Jolson in January 2008, 146,250 RSUs vested immediately as of the Effective Date and had a current market value of $713,700.00;
(ii) of the 79,861 RSUs previously granted to Craig R. Johnson in January 2008, 79,861 RSUs vested immediately as of the Effective Date and had a current market value of $389,721.68;
(iii) of the 43,450 RSUs previously granted to Carter D. Mack in January 2008, 43,450 RSUs vested immediately as of the Effective Date and had a current market value of $212,036.00;
(iv) of the 43,450 RSUs previously granted to Mark L. Lehmann in January 2008, 43,450 RSUs vested immediately as of the Effective Date and had a current market value of $212,036.00;
(v) of the 65,000 RSUs previously granted to Thomas B. Kilian in January 2008, 65,000 vested immediately as of the Effective Date and had a current market value of $317,200.00.
The current market value of the accelerated RSUs was calculated using the closing price reported by the New York Stock Exchange on the Effective Date.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP Group Inc.

Date: December 24, 2008	By:	/s/ Janet L. Tarkoff
Janet L. Tarkoff
Cheif Legal Officer and Secretary